    As filed with the Securities and Exchange Commission on August 14 , 2001
                                                     Registration No. 333-______



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                              Sara Lee Corporation
             (Exact name of registrant as specified in its charter)

                                   ----------


                Maryland                          36-2089049
       -----------------------        -----------------------------------
       (State of incorporation)       (I.R.S. Employee Identification No.)

                     Three First National Plaza, Suite 4400
                          Chicago, Illinois 60602-4260
               --------------------------------------------------
               (Address, including zip code, and telephone number
                        of registrant's executive office)

                                   ----------

              Sara Lee Corporation Employee Stock Recognition Plan
              ----------------------------------------------------
                            (Full title of the plan)


                               Roderick A. Palmore
               Senior Vice President, General Counsel & Secretary
                              Sara Lee Corporation
                     Three First National Plaza, Suite 4600
                          Chicago, Illinois 60602-4260
 ------------------------------------------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   ----------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------- -------------------------- ----------------
                                                   Proposed Maximum Aggregate     Amount of
         Title of Securities to be Registered            Offering Price       Registration Fee
-------------------------------------------------- -------------------------- ----------------
Common Stock, par value $.01 per share (including     $   3,825,000(2)(3)        $   957
Preferred Stock Purchase Rights) (1)
-------------------------------------------------- -------------------------- ----------------

(1) Rights are initially carried and traded with the Common Stock of the registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also relates to an aggregate of 150,000 shares of the registrant's Common Stock previously registered on Form S-8 (Reg. No. 33-57615). This Registration Statement registers 200,000 additional shares of the registrant's Common Stock issuable pursuant to the Sara Lee Corporation Employee Stock Recognition Plan, which is one of the employee benefit plans for which Registration Statement No. 33-57615 currently is effective. Accordingly, pursuant to Instruction E to Form S-8, the registration fee is being paid with respect to the additional securities only. Also registered hereby are such additional and indeterminable number of shares of Common Stock and Preferred Stock Purchase Rights as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the registrant's common stock as reported on the New York Stock Exchange on August 7, 2001.

EXPLANATORY NOTE

     This Registration Statement is being filed for the purpose of increasing the number of shares of common stock for which a Registration Statement on Form S-8 relating to the same employee benefit plan already is effective. On February 7, 1995, Sara Lee Corporation ("Sara Lee") filed Registration Statement No. 33-57615 with the Securities and Exchange Commission to register 10,150,000 shares of its common stock ("Common Stock"), of which 150,000 shares are available for issuance pursuant to Sara Lee's Employee Stock Recognition Plan. Registration Statement No. 33-57615 is still effective. This Registration Statement is being filed to register 200,000 additional shares of Common Stock issuable by Sara Lee pursuant to Sara Lee's Employee Stock Recognition Plan.

     Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 33-57615 are incorporated herein by reference, to the extent not amended hereby. Only those items that are amended are included herein.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference (Commission File No. 1-3344):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 2000.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (e) The description of the Company's Common Stock, $0.01 par value, which is contained in the Proxy Statement/Prospectus, dated September 9, 1999, filed with the Commission pursuant to the Securities Act, as part of its Registration Statement on Form S-4 (File No. 333-86707).

     (f) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated March 26, 1998, filed with the Commission under Section 12 of the Exchange Act of 1934, as amended (File No. 1-3344), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTERESTS OF COUNSEL

     The legality of the securities covered by this registration statement has been passed upon for Sara Lee by R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary of Sara Lee. Mr. Kleeman owns shares of Sara Lee's Common Stock, both directly and as a participant in various stock and employee benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

     The Company's charter authorizes it and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of the Company or any subsidiary of the Company, or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

     Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     In addition to the above, the Company also maintains indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 8. EXHIBITS

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Sara Lee Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 13, 2001.

                                       SARA LEE CORPORATION

                                       By: /s/ Roderick A. Palmore
                                           -------------------------------------
                                           Roderick A. Palmore
                                           Senior Vice President,
                                           General Counsel and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. Palmore and R. Henry Kleeman, and each of them, his/her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 and any and all amendments or supplements thereto, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed as of August 13, 2001 by the following persons in the capacities indicated:

         Signature                   Title

     /s/ JOHN H. BRYAN               Chairman of the Board
         John H. Bryan

   /s/ C. STEVEN MCMILLAN            President, Chief Executive Officer and
       C. Steven McMillan            Director

    /s/ FRANK L. MEYSMAN             Executive Vice President and Director
        Frank L. Meysman

    /s/ CARY D. MCMILLAN             Executive Vice President, Chief Financial
        Cary D. McMillan             and Administrative Officer and Director

   /s/ WAYNE R. SZYPULSKI            Senior Vice President and Controller
       Wayne R. Szypulski

    /s/ PAUL A. ALLAIRE              Director
        Paul A. Allaire

/s/ FRANS H.J.J. ANDRIESSEN          Director
    Frans H.J.J. Andriessen

    /s/ DUANE L. BURNHAM             Director
        Duane L. Burnham

    /s/ CHARLES W. COKER             Director
        Charles W. Coker

     /s/ JAMES S. CROWN              Director
         James S. Crown

    /s/ WILLIE D. DAVIS              Director
        Willie D. Davis

 /s/ VERNON E. JORDAN, JR.           Director
     Vernon E. Jordan, Jr.

   /s/ JAMES L. KETELSEN             Director
       James L. Ketelsen

   /s/ HANS B. VAN LIEMT             Director
       Hans B. van Liemt

     /s/ JOAN D. MANLEY              Director
         Joan D. Manley

   /s/ ROZANNE L. RIDGWAY            Director
       Rozanne L. Ridgway

   /s/ RICHARD L. THOMAS             Director
       Richard L. Thomas

     /s/ JOHN D. ZEGLIS              Director
         John D. Zeglis

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

     4.1 Articles of Restatement of Charter of the Company, dated April 9, 1990 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (No. 33-35760) filed with the Commission on July 6, 1990)

     4.2 Articles Supplementary to the Charter of the Company, dated May 18, 1990 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (No. 33-37575) filed with the Commission on November 1, 1990)

     4.3 Articles Supplementary to the Charter of the Company, dated October 30, 1992 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 (File No. 1-3334))

     4.4 Articles of Amendment of Charter of the Company, dated November 19, 1998 (incorporated by reference to Exhibit 3(a)2 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

     4.5 Articles Supplementary to the Charter of the registrant, dated January 7, 1999 (incorporated by reference to Exhibit 3(a)3 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

     4.6 Amended By-laws of the Company, dated April 27, 2000 (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000 (File No. 1-3344))

     4.7 Stockholder Rights Agreement, dated March 26, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 1998 (File No. 1-3344))

    *5 Opinion of R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary

   *23.1            Consent of Arthur Andersen LLP

   *23.2            Consent of R. Henry Kleeman, Esq. (included in Exhibit 5)

    24 Powers of Attorney (included on signature page to this Registration Statement)
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*  Filed herewith.